                                                                EXHIBIT 10.56


     NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE OR OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (B) THE HOLDER OF THE SECURITIES PROPOSED TO BE TRANSFERRED SHALL HAVE DELIVERED TO THE COMPANY EITHER A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, TOGETHER WITH COMPARABLE LETTERS FROM ANY APPLICABLE STATE SECURITIES AUTHORITIES, OR AN OPINION OF COUNSEL (WHO MAY BE AN EMPLOYEE OF SUCH HOLDER) EXPERIENCED IN SECURITIES MATTERS TO THE EFFECT THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR
     (C) SUCH TRANSFER IS PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT AND SUCH HOLDER(S) SHALL HAVE DELIVERED TO THE COMPANY A CERTIFICATE SETTING FORTH THE BASIS FOR APPLYING SUCH RULE TO THE PROPOSED TRANSFER.


--------------------------------------------------------------------------------





                                    WARRANT

                          to Purchase Common Stock of

                                CODE-ALARM, INC.





--------------------------------------------------------------------------------





                                                     Warrant No. A-1

                                                     Original Issue
                                                     Date: October 24, 1997

                               TABLE OF CONTENTS


                                                                           PAGE




1.    DEFINITIONS                                                           1

2.    EXERCISE OF WARRANT
      2.1.  Manner of Exercise                                              8
      2.2   Payment of Taxes                                                9
      2.3.  Fractional Shares                                               9
      2.4.  Continued Validity and Application.                            10

3.    TRANSFER, DIVISION AND COMBINATION
      3.1   Transfer                                                       10
      3.2.  Division and Combination                                       10
      3.3.  Expenses                                                       11
      3.4.  Maintenance of Books                                           11

4.    ANTIDILUTION PROVISIONS                                              11
      4.1.  Stock Dividends, Subdivisions and Combinations                 11
      4.2.  Issuance of Additional Shares of Common Stock                  11
      4.3.  Issuances of Stock Purchase Rights and Convertible Securities  12
      4.4.  Certain Other Distributions                                    14
      4.5.  Adjustment of Number of Shares Purchasable                     15
      4.6.  Reorganization, Reclassification, Merger, Consolidation or
              Disposition of Assets                                        15
      4.7.  Determination of Consideration                                 16
      4.8.  Other Dilutive Events                                          17
      4.9.  Other Provisions Applicable to Adjustments Under this Section  18
      4.10. Challenge to Good Faith Determination                          20

5.    NO IMPAIRMENT                                                        20

6.    RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH
      OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY                            21

7.    NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS        21

      7.1.  Notices of Corporate Actions                                   21
      7.2.  Taking of Record                                               22
      7.3   Closing of Transfer Books                                      22

8.    TRANSFER                                                          22
      8.1.  Restrictions on Transfer                                    23
      8.2.  Restrictive Legends                                         23
      8.3.  Termination of Securities Law Restrictions                  25
      8.4.  Listing on Securities Exchange                              25

9.    REGISTRATION RIGHTS AGREEMENT                                     25

10.   LOSS OR MUTILATION                                                26

11.   OFFICE OF THE COMPANY                                             26

12.   FINANCIAL AND BUSINESS INFORMATION                                26

13.   MISCELLANEOUS                                                     28
      13.1.  Nonwaiver                                                  28
      13.2.  Notice Generally                                           28
      13.3.  Indemnification                                            28
      13.4.  Limitation of Liability                                    29
      13.5.  Remedies                                                   29
      13.6.  Successors and Assigns                                     29
      13.7.  Amendment                                                  29
      13.8.  Severability                                               29
      13.9.  Headings                                                   30
      13.10. Governing Law; Jurisdiction                                30


ANNEXES:

ANNEX A - Subscription Form
ANNEX B - Assignment Form

                                                     Warrant No. A-1
                                                     Original Issue
                                                     Date: October 24, 1997


                                    WARRANT

                                CODE-ALARM, INC.


     THIS IS TO CERTIFY THAT GENERAL ELECTRIC CAPITAL CORPORATION, or registered assigns, is entitled, at any time prior to the Expiration Date (such term, and certain other capitalized terms used herein being hereinafter defined), to purchase from CODE-ALARM, INC., a Michigan corporation (the "Company"), One Hundred Thirty-One Thousand Seven Hundred Eighteen (131,718) shares of the Common Stock of the Company (subject to adjustment as provided herein), at a purchase price of $1.8759559 per share (the initial "Exercise Price", subject to adjustment as provided herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1. DEFINITIONS

     As used in this Warrant, the following terms have the respective meanings set forth below:

     "Affiliate" of any Person means a Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person, (b) which beneficially owns or holds more than five percent (5.0%) of the outstanding shares of any class of voting stock of such Person or (c) more than five percent (5.0%) of the outstanding shares of any class of voting stock (or, in the case of a Person which is not a corporation, more than five percent (5.0%) of the equity interest) of which is beneficially owned or held by such Person. The term "control" as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "After-Tax Basis" when referring to a payment that is required hereunder (the "target amount"), shall mean a total payment (the "total amount") that, after deduction of all federal, state and local taxes that are required to be paid by the recipient in respect of the receipt or accrual of such total amount, is equal to the target amount.

     "Agreed Rate" shall mean the Index Rate (as defined in the Credit Agreement dated as of the Original Issue Date among the Company, General Electric Capital Corporation, as agent, and the other Credit Parties and Lenders named therein, as may be amended from time to time) plus three and one-half percent (3.5%) per annum.

     "Appraised Value" per share of Common Stock as of a date specified herein shall mean the fair market value of such a share as of such date as determined by an investment banking firm of nationally recognized standing selected by the Majority Warrant Holders and reasonably acceptable to the Company. If the investment banking firm selected by the Majority Warrant Holders is not reasonably acceptable to the Company, and the Company and the Majority Warrant Holders cannot agree on a mutually acceptable investment banking firm, then the Company and the Majority Warrant Holders shall each choose one such investment banking firm and the respective chosen firms shall jointly select a third investment banking firm, which shall make the determination. The Company shall pay the costs and fees of each such investment banking firm (including any such investment banking firm selected by the Majority Warrant Holders), if the Appraised Value is greater than the fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Company (as contemplated in clause (B)(1) of "Fair Value" as set forth in Section 1 hereof), and the Majority Warrant Holders shall pay the costs and fees of each such investment banking firm (including any such investment banking firm selected by the Company), if the Appraised Value is less than such fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Company. The decision of the investment banking firm making such determination of Appraised Value shall be final and binding on the Company and all affected holders of Warrants or Warrant Stock. Such Appraised Value shall be determined as a pro rata portion of the value of the Company taken as a whole, based on the higher of (A) the value of the entire Company as a going concern and (B) the liquidation value of the entire Company.

     "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of Michigan.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

     "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, without par value, of the Company, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.6 hereof) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.6 hereof.

     "Company" means CODE-ALARM, INC., a Michigan corporation, and any successor corporation.

     "Company Default" means (a) the material breach of any warranty or the material inaccuracy at the time when made of any representation made by the Company herein or (b) the material failure by the Company to comply with any covenant of the Company contained herein.

     "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

     "Current Market Price" shall mean as of any specified date the average of the daily market prices of the Common Stock of the Company for the shorter of
(x) the twenty (20) consecutive Business Days immediately preceding such date or (y) the period commencing on the Business Day next following the first public announcement of any event giving rise to an adjustment of the Exercise Price pursuant to Section 4 below and ending on such date. The "daily market price" for each such Business Day shall be: (i) if the Common Stock is then listed on a national securities exchange or is listed on NASDAQ and is designated as a National Market System security, the last sale price, regular way, on such day on the principal stock exchange or market system on which such Common Stock is then listed or admitted to trading, or, if no such sale takes place on such day, the average of the closing bid and asked prices for the Common Stock on such day as reported on such stock exchange or market system or
(ii) if the Common Stock is not then listed or admitted to trading on any national securities exchange or designated as a National Market System security on NASDAQ but is traded over-the-counter, the average of the closing bid and asked prices for the Common Stock as reported on NASDAQ or the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.

     "Designated Office" shall have the meaning set forth in Section 11 hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Exercise Notice" shall have the meaning set forth in Section 2.1 hereof.

     "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1 hereof.

     "Exercise Price" shall mean, in respect of a share of Common Stock at any date herein specified, the initial Exercise Price set forth in the preamble of this Warrant as adjusted from time to time pursuant to Section 4 hereof.

     "Expiration Date" shall mean the seventh anniversary of the Original Issue Date.

     "Fair Value" per share of Common Stock as of any specified date shall mean
(A) if the Common Stock is publicly traded on such date, the Current Market Price per share or (B) if the Common Stock is not publicly traded on such date,
(1) the fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Company and set forth in a written notice to each Holder or (2) if the Majority Warrant Holders object in writing to such price as determined by the Board of Directors within thirty (30) days after receiving notice of same, the Appraised Value per share as of such date.

     "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding on such date and all shares of Common Stock issuable in respect of (x) the Warrants outstanding on such date, (y) any Convertible Securities outstanding on such date and (z) any other Stock Purchase Rights outstanding on such date, in each case regardless of whether or not the conversion, exchange, subscription or purchase rights associated with such Convertible Securities or Stock Purchase Rights are presently exercisable.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

     "Holder" shall mean the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose.

     "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

     "Majority Warrant Holders" shall mean the holders of Warrants exercisable for the purchase of more than fifty percent (50%) of the aggregate number of shares of Warrant Stock then purchasable upon exercise of all Warrants.

     "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

     "NASDAQ" shall mean the NASD quotation system, or any successor reporting system.

     "Opinion of Counsel" means a written opinion of counsel (who may be an employee of a Holder) experienced in Securities Act matters chosen by the holder of this Warrant or Warrant Stock issued upon the exercise hereof and reasonably acceptable to the Company.

     "Original Issue Date" shall mean the date on which the Original Warrants were issued, as set forth on the cover page of this Warrant.

     "Original Warrants" shall mean the Warrants originally issued by the Company on the Original Issue Date to General Electric Capital Corporation.

     "Other Property" shall have the meaning set forth in Section 4.6 hereof.

     "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

     "Pegasus Purchase Agreement" shall mean the Unit Purchase Agreement dated as of the Original Issue Date among the Company, Pegasus Partners, L.P. and Pegasus Related Partners, L.P.

          "Pegasus Warrants" shall mean, collectively, the Attached Warrants, the Shortfall Warrants and any Litigation Warrants issued pursuant to the Pegasus Purchase Agreement and the agreements, documents and instruments referred to therein.

          "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the Original Issue Date among the Company, Pegasus Partners, L.P., Pegasus Related Partners, L.P. and General Electric Capital Corporation, as amended from time to time.

          "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 8.2(a) hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Share Withholding Option" has the meaning set forth in Section 2.1 hereof.

          "Stock Purchase Rights" shall mean any options, warrants or other securities or rights to subscribe to or exercisable for the purchase of shares of Common Stock or Convertible Securities, whether or not immediately exercisable.

          "Subsequent Issuance" shall mean any sale or issuance by the Company of Common Stock, Convertible Securities or Stock Purchase Rights after the Original Issue Date other than:

          (i)   Any issuance of Warrant Stock upon exercise of the Warrants;

          (ii) Any issuance of Pegasus Warrants other than Litigation Warrants(including, without limitation, the issuance of additional Attached Warrants in connection with the payment of any payment - in kind dividend on the Company's Series A Preferred Stock) other than Litigation Warrants and any issuance of Common Stock pursuant to the exercise of any of the Pegasus Warrants (it being agreed that any Litigation Warrants issued pursuant to the Pegasus Purchase Agreement will be deemed to constitute a Subsequent

     Issuance, and will be deemed to have been issued without consideration for the purposes of Section 4.3 hereof);

          (iii) The issuance of up to 280,000 options to purchase shares of Common Stock under the Company's 1987 Stock Option Plan, as amended prior to the Original Issue Date (as such number shall be reduced by the number of options issued under such plan prior to the Original Issue Date and increased by any options issued under such plan that expire or become unexercisable without being exercised and that become available for reissuance under such plan), but only to the extent that any such option is granted with an exercise price that is not less than the Exercise Price in effect under this Warrant as of the date of issuance of such option;

          (iv) The issuance of up to 1,317,178 options to purchase shares of Common Stock under the Company's 1997 Stock Option Plan (as such number shall be reduced by the number of any options issued under such plan prior to the Original Issue Date and increased by any options issued under such plan that expire or become unexercisable without being exercised and that become available for reissuance under such plan), but only to the extent that any such option is granted with an exercise price that is not less than the Exercise Price in effect under this Warrant as of the date of issuance of such option; and

          (v) Any other issuance of Common Stock, Convertible Securities or Stock Purchase Rights with respect to which the Majority Warrant Holders shall have waived application of the provisions of Section 4 below.

          "Subsidiary" means any corporation or association (a) more than 50% (by number of votes) of the voting stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, or any other business entity in which the Company or one or more Subsidiaries or the Company and one or more Subsidiaries own more than a 50% interest either in the profits or capital of such business entity or (b) whose net earnings, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with GAAP.

          "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a "sale" thereof within the meaning of the Securities Act.

          "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1 hereof, multiplied by (ii) the Exercise Price as of the date of such exercise.

        "Warrants" shall mean the Original Warrants and all warrants issued upon transfer, division or combination of, or in substitution for, such Original Warrants or any other such Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

        "Warrant Stock" generally shall mean the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants until such time as such shares of Common Stock have either been (i) Transferred in a public offering pursuant to a registration statement filed under the Securities Act or (ii) Transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof with all transfer restrictions and restrictive legends with respect to such Common Stock being removed in connection with such transaction.

2.  EXERCISE OF WARRANT

        2.1 Manner of Exercise. (a) From and after the Original Issue Date and until 5:00 P.M., Detroit time, on the Expiration Date, the Holder may from time to time exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder (as determined pursuant to Section 2.2 below). In order to exercise this Warrant, in whole or in part, the Holder shall (i) deliver to the Company at the Designated Office a written notice of the Holder's election to exercise this Warrant (an "Exercise Notice"), which Exercise Notice shall be irrevocable and specify the number of shares of Common Stock to be purchased, together with this Warrant and (ii) pay to the Company the Warrant Price (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the "Exercise Date"). Such Exercise Notice shall be in the form of the subscription form appearing at the end of this Warrant as Annex A, duly executed by the Holder or its duly authorized agent or attorney.

        (b) Upon receipt of such Exercise Notice, Warrant and payment, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or such other name as shall be designated in the Exercise Notice (subject to compliance with the applicable provisions of Section 8). This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date.

     (c) Payment of the Warrant Price shall be made at the option of the Holder by one or more of the following methods: (i) by delivery of a certified or official bank check in the amount of such Warrant Price, (ii) by instructing the Company to withhold a number of shares of Warrant Stock then issuable upon exercise of this Warrant with an aggregate Fair Value equal to such Warrant Price (the "Share Withholding Option") or (iii) by surrendering to the Company shares of Common Stock previously acquired by the Holder with an aggregate Fair Value equal to such Warrant Price. In connection with any such surrender of Common Stock, Holder shall deliver to Company duly executed stock power endorsed in blank. In the event of any withholding of Warrant Stock or surrender of Common Stock pursuant to clause (ii) or (iii) above where the number of shares whose Fair Value is equal to the Warrant Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount determined in accordance with
Section 2.3 hereof.

     (d) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant. Such new Warrant shall in all other respects be identical with this Warrant.

     2.2 Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights and free and clear of all Liens (other than any created by actions of the Holder). The Company shall pay all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder and the Company shall reimburse the Holder therefor (other than for any taxes on net income or capital gains or any transfer taxes required to be paid by such Holder) on an After-Tax Basis.

     2.3 Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of (i) the Current Market Price of one share of Common Stock on the Exercise Date, if the Common Stock is then publicly traded or (ii) the fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Company, if the Common Stock is not then publicly traded.

     2.4 Continued Validity and Application. (a) A holder of shares of Warrant Stock issued upon the exercise of this Warrant, in whole or in part, including any transferee of such shares (other than a transferee in whose hands such shares no longer constitute Warrant Stock as defined herein), shall continue, with respect to such shares, (i) to be entitled to all rights to which it would have been entitled as the Holder under Sections 2.2 and 12, and
(ii) to be subject to all obligations that are applicable to such holder by the terms of this Warrant. The Company shall, at the time of any exercise of this Warrant or any transfer of Warrant Stock, upon the request of the holder of the shares of Warrant Stock issued in connection with such exercise or transfer, acknowledge in writing, in a form reasonably satisfactory to such holder, its continuing obligation to afford to such holder such rights referred to in this
Section 2.4; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

3. TRANSFER, DIVISION AND COMBINATION

     3.1 Transfer. Subject to compliance with Section 8 hereof, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the Holder or its agent or attorney. Upon such surrender and delivery, the Company shall, subject to Section 8, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with
Section 8, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

        3.2 Division and Combination. Subject to compliance with the applicable provisions of this Warrant, this Warrant may be divided or combined with other Warrants upon presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

        3.3 Expense. The Company shall prepare, issue and deliver at its own expense any new Warrant or Warrants required to be issued under this Section 3.

        3.5 Maintenance of Books. The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.

4. ANTIDILUTION PROVISIONS

        The number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 4.

        4.1  Stock DividendsIf at any time the Company shall:

        (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

        (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of such Common Stock, pursuant to a stock split or otherwise, or

        (iii) combine its outstanding shares of Common Stock into a smaller number of shares of such Common Stock, pursuant to a reverse stock split or otherwise,

then the Exercise Price shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock Outstanding immediately prior to the adjustment and the denominator of which is equal to the number of shares of Common Stock Outstanding immediately after such adjustment.

        4.2 Issuance of Additional Shares of Common Stock. If at any time the Company shall issue or sell any shares of

Common Stock in a Subsequent Issuance for a consideration per share that is less than either (i) the Fair Value in effect immediately prior to such issuance or sale and (ii) the Exercise Price in effect immediately prior to such issuance or sale, then, forthwith upon such issuance or sale, the Exercise Price shall be reduced to the lower of the prices calculated by:

          (1) dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock Outstanding immediately prior to such Subsequent Issuance multiplied by the then existing Exercise Price, plus (y) the aggregate consideration (determined in accordance with the provisions of Section 4.7 hereof), if any, received by the Company in connection with such Subsequent Issuance, by (B) the total number of shares of Common Stock Outstanding immediately after such Subsequent Issuance; and

          (2) multiplying the then existing Exercise Price by a fraction, the numerator of which shall be the quotient obtained by dividing (A) the sum of (x) the number of shares of Common Stock Outstanding immediately prior to such Subsequent Issuance multiplied by the Fair Value per share of Common Stock immediately prior to such Subsequent Issuance plus (y) the aggregate consideration (determined in accordance with the provisions of Section 4.7 hereof), if any, received by the Company in connection with such Subsequent Issuance divided by (B) the total number of shares of Common Stock Outstanding immediately after such Subsequent Issuance, and the denominator of which shall be the Fair Value per share of Common Stock immediately prior to such Subsequent Issuance.

          (b) The provisions of this Section 4.2 shall not apply to (i) any issuance of Common Stock for which an adjustment is provided for under Section
4.1 or (ii) any issuance or sale of Common Stock pursuant to the exercise of any Stock Purchase Rights or Convertible Securities to the extent that an adjustment shall have been previously made hereunder in connection with the issuance of such Stock Purchase Rights or Convertible Securities pursuant to the provisions of Section 4.3 hereof.

          4.3  Issuances of Stock Purchase Rights and Convertible Securities.
(a) In the event that the Company shall at any time issue, sell or grant any Stock Purchase Rights to any Person in a Subsequent Issuance, then, for the purpose of Section 4.2 above, the Company shall be deemed to have issued at that time a number of shares of Common Stock equal to the maximum number of shares of Common Stock that are or may become issuable upon exercise of such Stock Purchase Rights (or upon exercise of any Convertible Securities issuable upon exercise of such Stock Purchase Rights) for a consideration per share equal to (i) the aggregate consideration per share (determined in accordance with the provisions of Section 4.7 hereof) received by the Company in connection with the issuance, sale or grant of such Stock Purchase Rights plus
(ii) the minimum amount of such consideration per share receivable by the Company in connection with the exercise of such Stock Purchase Rights (and the exercise of any Convertible Securities issuable upon exercise of such Stock Purchase Rights).

        (b) In the event that the Company shall at any time issue or sell any Convertible Securities to any Person in a Subsequent Issuance, then, for the purposes of Section 4.2 above, the Company shall be deemed to have issued at that time a number of shares of Common Stock equal to the maximum number of shares of Common Stock that are or may become issuable upon the exercise of the conversion or exchange rights associated with such Convertible Securities for a consideration per share equal to (i) the aggregate consideration per share (determined in accordance with the provisions of Section 4.7 hereof) received by the Company in connection with the issuance or sale of such Convertible Securities plus (ii) the minimum amount of such consideration per share receivable by the Company in connection with the exercise of such conversion or exchange rights.

        (c) If, at any time after any adjustment of the Exercise Price shall have been made hereunder as the result of any issuance, sale or grant of any Stock Purchase Rights or Convertible Securities, the maximum number of shares issuable upon exercise of such Stock Purchase Rights or of the rights of conversion or exchange associated with such Convertible Securities shall increase, or the minimum amount of consideration per share receivable in connection with such exercise shall decrease, whether by operation of any antidilution rights pertaining to such Stock Purchase Rights or Convertible Securities, by agreement of the parties or otherwise, the Exercise Price then in effect shall first be readjusted to eliminate the effects of the original issuance, sale or grant of such Stock Purchase Rights or Convertible Securities on such Exercise Price and then readjusted as if such Stock Purchase Rights or Convertible Securities had been issued on the effective date of such increase in number of shares or decrease in consideration, but only if the effect of such two-step readjustment is to reduce the Exercise Price below the Exercise Price in effect immediately prior to such increase or decrease.

        (d) If, at any time after any adjustment of the Exercise Price shall have been made hereunder as the result of any issuance, sale or grant of any Stock Purchase Rights or Convertible Securities, any of such Stock Purchase Rights or the rights of conversion or exchange associated with such Convertible Securities shall expire by their terms or any of such Stock Purchase Rights or Convertible Securities shall be repurchased by the Company or a Subsidiary thereof for a consideration per underlying share of Common Stock not exceeding the amount of such consideration received by the Company in connection with the issuance, sale or grant of such Stock Purchase Rights or Convertible Securities, the Exercise Price then in effect shall forthwith be increased to the Exercise Price that would have been in effect if such expiring Stock Purchase Rights or rights of conversion or exchange or such repurchased Stock Purchase Rights or Convertible Securities had never been issued. Similarly, if at any time after any such adjustment of the Exercise Price shall have been made pursuant to Section 4.2 (i) any additional consideration is received or becomes receivable by the Company in connection with the issuance or exercise of such Stock Purchase Rights or Convertible Securities or (ii) there is a reduction in the conversion ratio applicable to such Convertible Securities so that fewer shares of Common Stock will be issuable upon the conversion or exchange thereof or there is a decrease in the number of shares of Common Stock issuable upon exercise of such Stock Purchase Rights, the Exercise Price then in effect shall be forthwith readjusted to the Exercise Price that would have been in effect had such changes taken place at the time that such Stock Purchase Rights or Convertible Securities were initially issued, granted or sold. In no event shall any readjustment under this Section 4.3(d) affect the validity of any shares of Warrant Stock issued upon any exercise of this Warrant prior to such readjustment, nor shall any such readjustment have the effect of increasing the Exercise Price above the Exercise Price that would have been in effect if the related Stock Purchase Rights or Convertible Securities had never been issued.

          4.4 Certain Other Distributions. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

          (a) cash;

          (b) any evidences of its indebtedness, any shares of its capital stock or any other securities or property of any nature whatsoever (other than cash, shares of Common Stock, Convertible Securities or Stock Purchase Rights); or

          (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its capital stock or any other securities or property of any nature whatsoever (other than cash, shares of Common Stock, Convertible Securities or Stock Purchase Rights);

then the Exercise Price shall be adjusted to be equal to the Exercise Price in effect immediately prior to such event multiplied by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock per share of Common Stock as of the date of taking such record, minus the amount allocable to one share of Common Stock of (x) any such cash so distributable and (y) the fair value (as determined in good faith by the Board of Directors of the Company, subject to the right of the Holders to object to such determination pursuant to Section
4.10 below) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable and (B) the denominator of which shall be such Current Market Price per share of Common Stock. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.4 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

     4.5 Adjustment of Number of Shares Purchaseable. Upon any adjustment of the Exercise Price as provided in Section 4.1, 4.2, 4.3 or 4.4 hereof, the Holder hereof shall thereafter be entitled to purchase upon the exercise of this Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     4.6 Reorgranization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the Outstanding Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, (i) shares of common stock of the successor or acquiring corporation or of the Company (if it is the surviving corporation) or (ii) any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property") are to be received by or distributed to the holders of Common Stock of the Company who are holders immediately prior to such transaction, then the Holder of this Warrant shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock issuable upon exercise of this Warrant shall be allocated among the shares of common stock and Other Property receivable as a result of such reorganization, reclassification, merger, consolidation or disposition of assets in proportion to the respective fair market values of such shares of common stock and Other Property as determined in good faith by the Board of Directors of the Company. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be reasonably deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of any shares of the common stock of such successor or acquiring corporation for which this Warrant thus becomes exercisable, which modifications shall be as equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.6, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.6 shall similarly apply to successive reorganizations, reclassification, mergers, consolidations or disposition of assets.

     4.7 Determination of Consideration. For purposes of Sections 4.2 and 4.3 hereof, the consideration received and/or receivable by the Company in connection with the issuance, sale, grant or exercise of additional shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

     (1) Cash Payment. In the case of cash, the net amount received by the Company after deduction of any accrued interest or dividends, but including any underwriting commissions or concessions paid or allowed by the Company.

          (2) Securities or Other Property. In the case of securities or other property, the fair market value thereof as of the date immediately preceding such issuance, sale, grant or exercise as determined in good faith by the Board of Directors of the Company.

          (3) Allocation Related to Common Stock. In the event shares of Common Stock are issued or sold together with other securities or other assets of the Company for a consideration which covers both, the consideration received (computed as provided in (1) and (2) above) shall be allocable to such shares of Common Stock as determined in good faith by the Board of Directors of the Company.

          (4) Allocation Related to Stock Purchase Rights and Convertible Securities. In case any Stock Purchase Rights or Convertible Securities shall be issued or sold together with other securities or other assets of the Company, together comprising one integral transaction in which no specific consideration is allocated to the Stock Purchase Rights or Convertible Securities, the consideration allocable to such Stock Purchase Rights or Convertible Securities shall be determined in good faith by the Board of Directors of the Company.

          (5) Dividends in Securities. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in either case in Common Stock or Convertible Securities, such Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (6) Merger, Consolidation or Sale of Assets. In case any shares of Common Stock, Stock Purchase Rights or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the assets and business of the non-surviving corporation attributable to such Common Stock, Stock Purchase Rights or Convertible Securities, as is determined in good faith by the Company's Board of Directors.

          4.8 Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof (including, without limitation, the issuance of securities other than Common Stock which have the right to participate in distributions to the holders of Common Stock, the granting of "phantom stock" rights or "stock appreciation rights" or the repurchase of outstanding shares of Common Stock, Convertible Securities or Stock Purchase Rights for a purchase price exceeding the fair market value thereof), then, in each such case, the Company shall make such adjustment, if any, as the Board of Directors determines to be required to be made on a basis consistent with the essential intent and principles established herein as a result of such event in order to preserve the purchase rights represented by the Warrants and shall promptly give each Holder of a Warrant written notice of such adjustment. If the Majority Warrant Holders disagree with such adjustment and give the Company written notice of such disagreement within thirty (30) days after receiving notice of such adjustment, then such adjustment shall instead be determined by an independent investment banking firm of nationally recognized standing selected by the Majority Warrant Holders and reasonably acceptable to the Company. If the investment banking firm selected by the Majority Warrant Holders is not reasonably acceptable to the Company, and the Company and the Majority Warrant Holders cannot agree on a mutually acceptable investment banking firm, then the Company and the Majority Warrant Holders shall each choose one such investment banking firm and the respective chosen firms shall jointly select a third investment banking firm, which shall make the determination. The decision of the investment banking firm making such determination shall be final and binding on the Company and all affected holders of Warrants or Warrant Stock. Promptly after receipt of the opinion of such investment banking firm as to any such required adjustments, the Company shall take any actions necessary to implement same. The Company shall pay the costs and fees of each such investment banking firm (including any such investment banking firm selected by the Majority Warrant Holders) in the event that the investment banking firm making the determination determines that an adjustment is required that is greater than the adjustment proposed by the Board of Directors, and the Majority Warrant Holders shall pay such fees if such investment banking firm determines that no such adjustment greater than that proposed by the Board of Directors is required.

          4.9 Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 4:

          (a) When Adjustments To Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (b) Record Date. In case the Company shall take a record of the holders of the Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Convertible Securities or Stock Purchase Rights or (ii) to subscribe for or purchase Common Stock, Convertible Securities or Stock Purchase Rights, then all references in this Section 4 to the date of the issuance or sale of such shares of Common Stock, Convertible Securities or Stock Purchase Rights shall be deemed to be references to such record date.

          (c) Fractional Interests.  In computing adjustments under this
     Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

          (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of Section 4.1 would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (e) Maximum Exercise Price. Except as provided in Section 4.1 above, at no time shall the Exercise Price per share of Common Stock exceed the amount set forth in the first paragraph of the preamble of this Warrant.

          (f) Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction that, by reason of any adjustment under Section 4.1, 4.2, 4.3 or 4.4 above, would cause the Exercise Price to be less than the par value of the Common Stock, if any, unless the Company first reduces the par value of the Common Stock to be less than the Exercise Price that would result from such transaction.

          (g) Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable or the Exercise Price shall be adjusted pursuant to this Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.6) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any related change in the Exercise Price, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 13.2. The Company shall keep at its principal office or at the Designated Office, if different, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective transferee of a Warrant designated by a Holder thereof.

          (h) Independent Application. Except as otherwise provided herein, all subsections of this Section 4 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect without duplication.

     4.10 Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the Majority Warrant Holders within thirty
(30) days after receipt of written notice of such determination, and any dispute shall be resolved by an investment banking firm of nationally recognized standing selected by the Majority Warrant Holders and reasonably acceptable to the Company (the fair value of the item as resolved by the investment banking firm referred to herein as the "Determined Value"). If the investment banking firm selected by the Majority Warrant Holders is not reasonably acceptable to the Company, and the Company and the Majority Warrant Holders cannot agree on a mutually acceptable investment banking firm, then the Company and the Majority Warrant Holders shall each choose one such investment banking firm and the respective chosen firms shall jointly select a third investment banking firm, which shall make the Determined Value. The Company shall pay the costs and fees of each such investment banking firm (including any such investment banking firm selected by the Majority Warrant Holders), if the Determined Value leads to a greater reduction in the Exercise Price than the fair value as determined in good faith by the Board of Directors of the Company, and the Majority Warrant Holders shall pay the costs and fees of each such investment banking firm, if the Determined Value leads to an increase or no change in such Exercise Price.

5.   NO IMPAIRMENT

        The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all Liens, and shall use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction over it as may be necessary to enable the Company to perform its obligations under this Warrant.

6. RESERVATION AND AUTHORIZATION OF COMMON STOCK, REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

        From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants 131,718 shares of Common Stock. In addition, from and after the earlier of (i) May 31, 1998 and (ii) the filing of an amendment to the Articles of Incorporation of the Company increasing the Company's authorized Common Stock to 20,000,000 shares, the Company shall reserve and keep available for issuance upon the exercise of the Warrants such additional number of its authorized but unissued shares of Common Stock as may be required from time to time to permit the exercise in full of all outstanding Warrants. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens. Before taking any action that would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

7. NOTICE OF CORPORATE ACTIONS, TAKING OR RECORD, TRANSFER BOOKS

        7.1 Notices of Corporate Actions. In the event of: (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities, (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer or other disposition of all or substantially all the assets of the Company to another Person or (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company or (d) any amendment of the Certificate of Incorporation of the Company, the Company shall mail to each Holder of a Warrant in accordance with the provisions of Section 13.2 hereof a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up is to take place, the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or Other Property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction. Such notice shall be mailed to the extent practicable at least thirty (30), but not more than ninety (90) days prior to the date therein specified. In the event that the Company at any time sends any other notice to the holders of its Common Stock, it shall concurrently send a copy of such notice to each Holder of a Warrant.

        In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.

        The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

8. TRANSFER

        The Holder, by acceptance of this Warrant or any Restricted Common Stock issued upon exercise hereof, agrees to be bound by the provisions of this
Section 8.

        8.1 Restrictions on Transfer. (a) Neither this Warrant nor any shares of Restricted Common Stock issued upon the exercise hereof shall be Transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from the registration provisions thereof.
No Transfer of this Warrant or any such shares of Restricted Stock other than pursuant to such an effective registration statement shall be valid or effective unless (i) the holder of the securities proposed to be transferred shall have delivered to the Company either a no-action letter from the Commission, together with comparable letters from any applicable state securities authorities, or an Opinion of Counsel to the effect that such proposed Transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or (ii) such Transfer is being made pursuant to Rule 144 or Rule 144A under the Securities Act and such holder shall have delivered to the Company a certificate, in a form reasonably acceptable to Company, setting forth the basis for applying such Rule to the proposed Transfer. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon any such Transfer, other than in a public offering pursuant to an effective registration statement shall bear the restrictive legend set forth in Section 8.2(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 8.2(b), unless the Holder delivers to the Company an Opinion of Counsel to the effect that such legend is not required for the purposes of compliance with the Securities Act. Holders of the Warrants or the Restricted Common Stock, as the case may be, shall not be entitled to Transfer such Warrants or such Restricted Common Stock except in accordance with this Section 8.1(a).

        (b) Except with the prior written consent of the Company, neither this Warrant nor any shares of Warrant Stock issuable upon exercise hereof may be Transferred at any time to: (i) Directed Electronics, Inc. or any Affiliate or successor thereof, (ii) Darrell Issa or (iii) any Person that to the knowledge of the transferring Holder is a member of the immediate family of Darrell Issa.

        8.2  Restrictive Legends.  (a)  Except as otherwise provided in this
Section 8, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with two legends in substantially the following forms:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (B) THE HOLDER OF THE SECURITIES PROPOSED TO BE TRANSFERRED SHALL HAVE DELIVERED TO THE COMPANY EITHER A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, TOGETHER WITH COMPARABLE LETTERS FROM ANY APPLICABLE STATE SECURITIES AUTHORITIES, OR AN OPINION OF COUNSEL (WHO MAY BE AN EMPLOYEE OF SUCH HOLDER) EXPERIENCED IN SECURITIES MATTERS TO THE EFFECT THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (C) SUCH TRANSFER IS PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT AND SUCH HOLDER(S) SHALL HAVE DELIVERED TO THE COMPANY A CERTIFICATE SETTING FORTH THE BASIS FOR APPLYING SUCH RULE TO THE PROPOSED TRANSFER."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFIT OF AND ARE SUBJECT TO CERTAIN OBLIGATIONS SET FORTH IN THE WARRANT PURSUANT TO THE EXERCISE OF WHICH SUCH SHARES WERE ISSUED. AS WELL AS A REGISTRATION RIGHTS AGREEMENT AMONG THE COMPANY, PEGASUS PARTNERS, L.P., PEGASUS RELATED PARTNERS, L.P. AND GENERAL ELECTRIC CAPITAL CORPORATION DATED AS OF THE ORIGINAL ISSUE DATE. COPIES OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

             (b) Except as otherwise provided in this Section 8, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE OR OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (B) THE HOLDER OF THE SECURITIES PROPOSED TO BE TRANSFERRED SHALL HAVE DELIVERED TO THE COMPANY EITHER A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, TOGETHER WITH COMPARABLE LETTERS FROM ANY APPLICABLE STATE SECURITIES AUTHORITIES, OR AN OPINION OF COUNSEL (WHO MAY BE AN EMPLOYEE OF SUCH HOLDER) EXPERIENCED IN SECURITIES MATTERS TO THE EFFECT THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR
     (C) SUCH TRANSFER IS PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT AND SUCH HOLDER(S) SHALL HAVE DELIVERED TO THE COMPANY A CERTIFICATE SETTING FORTH THE BASIS FOR APPLYING SUCH RULE TO THE PROPOSED TRANSFER."

          8.3 Termination of Securities Law Restrictions. Notwithstanding the foregoing provisions of Section 8, the restrictions imposed by Section 8.1 upon the transferability of the Warrants and the Restricted Common Stock and the legend requirements of Section 8.2 shall terminate as to any particular Warrant or shares of Restricted Common Stock when the Company shall have received from the holder thereof an Opinion of Counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Sections 8.1 and 8.2 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

          "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTIONS 8.1 AND 8.2 HEREOF TERMINATED ON
     ______________, 19__, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Wherever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.2(a).

        8.4. Listing on Securities Exchange. If the Company shall list any shares of Common Stock on any securities exchange or on NASDAQ, it shall at its expense, to the extent permitted by the rules of such securities exchange or NASDAQ, list thereon, maintain and, when necessary, increase such listing of, all shares of Warrant Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of this Warrant.

9.  REGISTRATION RIGHTS AGREEMENT

        The Holder of this Warrant and holders of Warrant Stock are entitled to the benefits of and are subject to certain obligations under the Registration Rights Agreement. The Company shall keep a copy of the Registration Rights Agreement at the Designated Office and shall furnish a copy thereof to the Holder of this Warrant or any such holder of Warrant Stock upon request.

10. LOSS OR MUTILATION

        Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement or affidavit of loss of General Electric Capital Corporation shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

11. OFFICE OF THE COMPANY

        As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 950 Whitcomb, Madison Heights, Michigan 48071, Attn: President. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered holders of Warrants at least ten (10) Business Days prior to the effective date of such change.

12. FINANCIAL AND BUSINESS INFORMATION

          Until the Expiration Date, the Company shall deliver to each holder of Warrants or of Warrant Stock one copy of each of the following items:

          (i) as soon as available, and in any event within forty-five
     (45) days after the end of each of the first three quarters of each fiscal year, unaudited interim consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarter and the related consolidated statements of income, cash flow, stockholders equity and changes in financial position of the Company and its Subsidiaries as at the end of and for such quarter, setting forth in each case in comparative form the corresponding figures for and as at the end of the corresponding quarter of the preceding fiscal year, all in reasonable detail and certified by a principal financial officer of the Company, as prepared in accordance with GAAP consistently applied (subject to year end adjustments and the absence of footnotes), and fairly presenting the consolidated financial position and results of operations of the Company and its Subsidiaries for such periods (it being agreed that the Company will be deemed to have complied with its obligations under this subsection (i) if the Company delivers to Holders the Company's quarterly report on Form 10-Q promptly after filing thereof with the Commission);

          (ii) within ninety (90) days after the end of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and changes in financial position of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing selected by the Company, which report shall state that such consolidated financial statements present fairly the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards (it being agreed that the Company will be deemed to have complied with its obligations of this subsection

     (ii) if the Company delivers to Holders the Company's annual report on Form 10-K promptly after filing thereof with the Commission);

          (iii) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available by the Company to the holders of any class of its securities generally or by any Subsidiary of the Company to the holders of any class of its securities that are publicly traded; and

          (iv) with reasonable promptness, such other information relating to the Company and its Subsidiaries as the Holder may, from time to time, reasonably request, provided that in the event the Company determines in good faith that any such information is confidential or proprietary, such Holder shall first execute an appropriate confidentiality agreement.


13.  MISCELLANEOUS

          13.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

          13.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a) if to any Holder of this Warrant or holder of Warrant Stock issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained for such purpose;

          (b) if to the Company, at its Designated Office;

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been delivered to Federal Express or another overnight courier service.

     13.3 Indemnification. If the Company fails to make, when due, any payments provided for in this Warrant, the Company shall pay to the holder hereof (a) interest at the Agreed Rate on any amounts due and owing to such holder and (b) such further amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees and expenses incurred by such holder in collecting any amounts due hereunder. The Company shall indemnify, save and hold harmless the Holder hereof and the holders of any Warrant Stock issued upon the exercise hereof from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from a Company Default. This indemnification provision shall be in addition to the rights of such Holder or holders to bring an action against the Company for breach of contract based on such Company Default.

     13.4 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     13.5 Remedies. Each holder of Warrants and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

     13.6  Successors and Assigns.  Subject to the provisions of Sections 3.1,
8.1 and 8.2, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all holders of shares of Warrant Stock issued upon the exercise hereof (including transferees), and shall be enforceable by any such holder.

     13.7 Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Warrant Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the written consent of the holder thereof.

     13.8 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.
     13.9 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     13.10 GOVERNING LAW; JURISDICTION. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN. THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, SHALL HAVE, EXCEPT AS SET FORTH BELOW, EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND THE HOLDER OF THIS WARRANT PERTAINING TO THIS WARRANT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED, THAT IT IS ACKNOWLEDGED THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.


                                     CODE-ALARM, INC.



                                     By: /s/ Rand Mueller
                                        ------------------------
                                        Name: Rand Mueller
                                        Title: President

                                    ANNEX A

                               SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]



          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _____________ shares (the "Purchased Shares") of Common Stock of CODE-ALARM, INC. (the "Company") and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________________ whose address is _______________________________________________ and, if such shares of
Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

     [IF THE WARRANT PRICE IS BEING PAID IN CASH, PLEASE ADD THE FOLLOWING:

          In payment of the Warrant Price for the Purchased Shares, the undersigned is enclosing herewith a certified or official bank check payable to the order of the Company in the amount of $____________.]

     [IF THE SHARE WITHHOLDING OPTION IS BEING EXERCISED, PLEASE ADD THE
     FOLLOWING:

          In payment of the Warrant Price for the Purchased Shares, pursuant to
Section 2.1(c) of this Warrant the undersigned hereby instructs the Company to withhold a number of Purchased Shares with an aggregate Fair Value equal to such Warrant Price.]

     [IF THE WARRANT PRICE IS BEING PAID THROUGH THE DELIVERY OF PREVIOUSLY OWNED SHARES, PLEASE ADD THE FOLLOWING:

          In payment of the Warrant Price for the Purchased Shares, pursuant to
Section 2.1(c) of this Warrant, the undersigned is herewith surrendering to the Company ___________ shares of Common Stock.]

                                     _______________________________
                                     (Name of Registered Owner)


                                     _______________________________
                                     (Signature of Registered Owner)

                                     _______________________________
                                     (Street Address)

                                     _______________________________
                                     (City)    (State)    (Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    ANNEX B

                                ASSIGNMENT FORM



     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                                  No. of Shares of
Name and Address of Assignee                        Common Stock
----------------------------                      ----------------






and does hereby irrevocably constitute and appoint ______________ _____________ attorney-in-fact to register such transfer onto the books of CODE-ALARM, INC. maintained for the purpose, with full power of substitution in the premises.

Dated:___________________                Print Name:___________________



                                         Signature:____________________

                                         Witness:______________________



NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.